Exhibit 99.1

Company Contact:	Investor Relations
Stephen J. Hansbrough	Scott Liolios or Ron Both
Chairman, President & CEO	Liolios Group, Inc.
HearUSA, Inc	info@liolios.com
(561) 478-8770	(949) 574-3860

HEARUSA REPORTS RECORD SECOND QUARTER 2008 RESULTS

Seventh Consecutive Record Revenues Quarter, Up 21% to $30.1 Million

West Palm Beach, Fla. – August 12, 2008 -- HearUSA, Inc. (AMEX: EAR), the recognized leader in hearing care for the nation’s top managed care providers through more than 190 company-owned hearing care centers and a network of over 1,900 affiliated providers, reported financial results for the second quarter ended June 28, 2008.

Highlights

•	Seventh consecutive record quarterly net revenues, totaling $30.1 million, up 21% vs. Q2 2007
•	Income from operations of $2.2 million, up $1.4 million from Q2 2007
•	Net income of $0.01 per basic and diluted share
•	Acquired 10 centers with aggregate annual estimated revenues of $3.8 million

Financial Results for Second Quarter 2008

In the second quarter 2008, net revenues totaled a record $30.1 million, an increase of 5% from the previous quarter and up 21% from the second quarter of 2007. The 21% increase was comprised of an 11% increase attributable to centers acquired over the last 12 months and 10% from organic growth. This was the company’s seventh consecutive quarter of record net revenues.

Income from operations rose to $2.2 million or 7.3% of net revenues. This compares to income from operations of $810,000 or 3.3% of net revenues in the second quarter of 2007.

Net income applicable to common stockholders totaled $245,000 or $0.01 per basic and diluted share. This compares to net losses of $685,000 or ($0.02) per basic and diluted share in the previous quarter and $3.4 million or ($0.09) per basic and diluted share incurred in the second quarter of 2007. The $685,000 loss incurred in the previous quarter included a onetime charge of $811,000 ($0.02 per basic and diluted share) related to the retirement of Dr. Paul A. Brown as chairman of the board. The $3.4 million loss incurred in the second quarter of 2007 included a $2.6 million non-cash interest charge ($0.07 per basic and diluted share) associated with the conversion of the 2003 convertible subordinated notes to common stock. The $2.6 million charge was included in interest expense in the second quarter of 2007.

Q2 2008 Operational Highlights

During the second quarter, HearUSA completed five transactions acquiring 10 centers, with aggregate estimated trailing twelve month (“TTM”) revenues of $3.8 million. Subsequent to the end of the quarter, the company completed two other transactions for three centers with aggregate estimated annual TTM revenues of $1.3 million. This brings the total number of centers acquired year-to-date to 19, with combined TTM revenues of $6.6 million. The company has signed six non-binding letters of intent representing combined TTM revenues of approximately $2.5 million.

The performance of acquired centers in the first six months of 2008 continued to be strong and have met management’s expectations, with centers owned by the company for less than one year generating approximately 94% of their estimated TTM revenues. A successful new Siemens product launch also helped improve operational performance during the quarter, while HearUSA’s national network of professional audiologists continued to expand. The network now totals more than 1,900, as compared to approximately 1,600 a year ago.

Other highlights of the quarter included HearUSA joining the preferred provider audiologist network of Future Sonics, creator of the Ear Monitors® brand, the first custom professional earphones for the top music performers. With Future Sonics, HearUSA can now offer personalized ear impressions designed to produce custom-fit products, including Future Sonics earphones, custom attenuating earplugs, and custom sleeves for Future Sonics professional earphones. HearUSA expects to see a new generation of customers entering its centers, driven by Future Sonics’ new major ad campaign.

At the end of the quarter HearUSA was added to the Russell Microcap Index. Russell Microcap Index measures performance of the microcap segment and is value weighted. Russell Indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies.

“We continued to enjoy healthy organic revenue growth this quarter despite the current economic environment,” said Stephen J. Hansbrough, HearUSA’s chairman and CEO. “The successful launch of a new Siemens product helped drive another record quarter in revenues. We were also successful in acquiring several new centers during the quarter, with the centers acquired over the last year demonstrating solid performance.”

“Yesterday’s joint announcement of the new AARP Services and HearUSA relationship represents a new and exciting direction for us,” said Hansbrough. “As part of the initial three year term of our agreement, HearUSA has committed to launching the pilot program on December 1 in Florida and New Jersey. Then we will be rolling out the hearing care program to all 50 states and the five US territories in order to serve AARP’s 39+ million members as quickly as possible, but no later than 2010. We are also reaching out to the industry – both manufacturers and hearing care professionals – inviting them to participate in this program on an equal basis.”

Conference Call

The company will hold a conference call later today at 4:30 p.m. ET to discuss its second quarter 2008 financial results as well as the new relationship with AARP Services announced yesterday. Chairman and CEO Stephen J. Hansbrough and President and CFO Gino Chouinard will host the presentation, which will be followed by a question and answer period.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, request the HearUSA conference call and provide the conference ID:

Domestic callers: 1-800-895-1085

International callers: 1-785-424-1055

Conference ID#: 7HEARUSA

Internet simulcast and replay: http://viavid.net/dce.aspx?sid=00005350

If you have any difficulty connecting with the conference call or webcast, please contact the Liolios Group at 1-949-574-3860.

A replay of the call will be available later that evening and will be accessible until August 26, 2008. The replay call-in number is 1-800-839-1162 for domestic callers and 1-402-220-0398 for international.

About HearUSA

HearUSA, Inc. provides hearing care to patients primarily through more than 190 company-owned hearing care centers, which offer a complete range of quality hearing aids with an emphasis on the latest digital technology. HearUSA Centers are located in California, Florida, New York, New Jersey, Massachusetts, Ohio, Michigan, Missouri, North Carolina, and the province of Ontario, Canada. The company also derives revenues from its HearUSA Hearing Care Network, comprised of 1,900 affiliated audiologists in 49 states, as well as its website that enables online purchases of hearing related products, such as batteries, hearing aid accessories and assistive listening devices. For further information, visit the HearUSA website: www.hearusa.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include such factors as successful implementation of the company’s acquisition program; integration of the newly acquired centers and maintenance of revenue levels from those centers; the company’s ability to maintain cost controls and limit expenses; the ability of the company to maintain unit sales of Siemens hearing aids; market demand for the company’s goods and services; changes in the pricing environment; general economic conditions in those geographic regions where the company’s centers are located; the impact of competitive products; and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission, including the company’s Form 10-K for the fiscal year ended December 29, 2007 and quarter ended June 28, 2008.

HearUSA, Inc.

Consolidated Statements of Operations

Three Months Ended June 28, 2008 and June 30, 2007

(unaudited)

	June 28, 2008	June 30, 2007
	(Dollars in thousands, except per share amounts)

Net revenues
Hearing aids and other products	$28,220	$23,166
Services	1,905	1,754
Total net revenues	30,125	24,920

Operating costs and expenses
Hearing aids and other products (Note 3)	8,507	6,062
Services	609	556
Total cost of products sold and services	9,116	6,618
Center operating expenses	14,549	13,143
General and administrative expenses (Notes 1 and 7)	3,631	3,813
Depreciation and amortization	626	536
Total operating costs and expenses	27,922	24,110
Income from operations	2,203	810
Non-operating income (expense):
Interest income	6	37
Interest expense (Notes 2, 3, 4 and 5)	(1,254)	(3,697)
Income (loss) from continuing operations before income tax expense and minority interest in income of consolidated joint venture	955	(2,850)
Income tax expense	(319)	(206)
Minority interest in income of consolidated joint venture	(356)	(259)
Net income (loss)	280	(3,315)
Dividends on preferred stock	(35)	(36)
Net income (loss) applicable to common stockholders	$245	$(3,351)

Net income (loss) applicable to common stockholders per common share – basic	$0.01	$(0.09)
Net income (loss) applicable to common stockholders per common share –diluted	$0.01	$(0.09)

Weighted average number of shares of common stock outstanding – basic	38,562	37,358
Weighted average number of shares of common stock outstanding –diluted	46,042	37,358

HearUSA, Inc.

Consolidated Balance Sheets

(unaudited)

ASSETS (Note 3)	June 28, 2008	December 29, 2007
	(Dollars in thousands)
Current assets
Cash and cash equivalents	$3,494	$3,369
Accounts and notes receivable, less allowance for doubtful accounts of $540,000 and $498,000	9,090	8,825
Inventories	2,506	2,441
Prepaid expenses and other	1,389	1,283
Deferred tax asset	62	62
Total current assets	16,541	15,980
Property and equipment, net (Note 2)	4,497	4,356
Goodwill (Note 2)	66,952	63,134
Intangible assets, net (Note 2)	16,200	16,165
Deposits and other	709	691
Restricted cash and cash equivalents	216	216
Total Assets	$105,115	$100,542

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$12,740	$12,467
Accrued expenses	2,760	2,523
Accrued salaries and other compensation	4,010	3,521
Current maturities of long-term debt	13,250	10,746
Current maturities of subordinated notes, net of debt discount of $7,000 and $60,000	667	1,480
Dividends payable	34	34
Minority interest in net income of consolidated joint venture, currently payable	1,154	1,221
Total current liabilities	34,615	31,992
Long-term debt (Notes 3 and 6)	37,949	36,499
Deferred income taxes	6,976	6,462
Total long-term liabilities	44,925	42,961
Commitments and contingencies	—	—

Stockholders’ equity (Note 7)
Preferred stock (aggregate liquidation preference $2,330,000, $1 par, 7,500,000 shares authorized)
Series H Junior Participating (none outstanding)	—	—
Series J (233 shares outstanding)	—	—
Total preferred stock	—	—

Common stock: $0.10 par; 75,000,000 shares authorized 38,424,915 and 38,325,414 shares issued	3,842	3,833
Stock subscription	—	(412)
Additional paid-in capital	133,400	133,261
Accumulated deficit	(113,514)	(113,076)
Accumulated other comprehensive income	4,332	4,468
Treasury stock, at cost: 523,662 common shares	(2,485)	(2,485)
Total Stockholders’ Equity	25,575	25,589
Total Liabilities and Stockholders’ Equity	$105,115	$100,542